SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 25, 2008

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure.

Lease payments under the master lease with respect to the Registrant’s CMBS mortgage loan in the principal amount of $2.050 billion and related mezzanine financings in an aggregate principal amount of $425.0 million were $187.1 million for the nine months ended September 30, 2008.  In addition, for the nine months ended September 30, 2008, the Registrant received approximately $60.5 million of distributions from its subsidiaries that are borrowers under the CMBS mortgage loan  pursuant to the provisions of the CMBS mortgage loan that permit distributions of certain excess funds so long as the borrower under such facility maintain a minimum lease coverage ratio.

Item 8.01.  Other Events.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of the Registrant, dated November 25, 2008, announcing the private exchange offers for outstanding debt securities of Station Casinos, Inc.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

99.1	Text of press release, dated November 25, 2008.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date:	November 25, 2008	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief
Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

99.1	Text of press release, dated November 25, 2008